Exhibit 1.1

EXTERRAN PARTNERS, L.P.
4,600,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
Dated: September 8, 2010

EXHIBITS
Exhibit A	—	Underwriters
Exhibit B	—	Price-Related Information
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D	—	Form of Lock-Up Agreement
Exhibit E-1	—	Form of Opinion of Partnership Counsel
Exhibit E-2	—	Form of Opinion of Parent and Selling Unitholder Counsel
Exhibit E-3		Form of Opinion of General Counsel to the Partnership
Exhibit E-4		Form of Opinion of General Counsel to the Parent and the Selling Unitholder
Exhibit F	—	Issuer General Use Free Writing Prospectuses

EXTERRAN PARTNERS, L.P.
4,600,000 Common Units
UNDERWRITING AGREEMENT
     September 8, 2010
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
     Exterran Holdings, Inc., a Delaware corporation (the “Parent”), Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), EXH MLP LP LLC, a Delaware limited liability company (the “Selling Unitholder”), and the Partnership Parties (as defined below) confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Unitholder of 4,600,000 common units (the “Initial Units”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Units set forth in said Exhibit A hereto, and with respect to the grant by the Selling Unitholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 690,000 additional Common Units to cover over-allotments, if any (the “Option Units”). The Initial Units and the Option Units are hereinafter called, collectively, the “Units.” Certain terms used in this Agreement are defined in Section 15 hereof.
     Exterran General Partner, L.P., a Delaware limited partnership (the “General Partner”), is the sole general partner of the Partnership. Exterran GP LLC, a Delaware limited liability company (“GP LLC”) is the sole general partner of the General Partner. EXLP Operating LLC, a Delaware limited liability company (“EXLP Operating”), EXLP Leasing, LLC, a Delaware limited liability company (“EXLP Leasing”), EXLP ABS 2009 LLC, a Delaware limited liability company (“EXLP ABS”), and EXLP ABS Leasing 2009 LLC, a Delaware limited liability company (“EXLP ABS Leasing”), are sometimes collectively referred to herein as the “Subsidiaries.” Each of GP LLC, the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.” Each of the Partnership Parties and each of the Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”
     The Partnership Parties, the Parent and the Selling Unitholder understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Partnership has filed with the Commission a registration statement on Form S-3, including the related preliminary prospectus or prospectuses, which registration statement has become effective under the 1933 Act. Such registration statement covers the registration of the Units under the 1933 Act. Promptly after execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus relating to the Units in accordance with the provisions of Rule 430B and Rule 424(b). The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, are herein called, collectively, the “Prospectus.”
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Partnership Parties. Each Partnership Party represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:
     (1) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the 1933 Act and the offer and sale of the Units have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the time of filing the Registration Statement, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units, at the date hereof and at the Closing Date, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.
     (2) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement as of the Effective Date and at the Closing Date (and, if any Option Units are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and as of the Effective Date did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(c) hereof.
     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Units are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) in connection with sales of Units, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(c) hereof.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto (including, without limitation, the Statutory Prospectus and the Prospectus)) complied and the Prospectus will comply when so filed in all material respects with the 1933 Act Regulations.
     The copies of the Registration Statement and any amendments thereto and the copies of the Statutory Prospectus, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters in connection with the offering of the Units were and will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act. For purposes of this Agreement, references to the “delivery” of any of the foregoing documents to the Underwriters includes, without limitation, electronic delivery.
     As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus as of the Applicable Time and the information included on Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the General Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(c) hereof.

     At the time of filing the Registration Statement and any post-effective amendments thereto, as of the earliest time after the effective date of the Registration Statement that the Partnership or any other offering participant made a bona fide offer of the Units within the meaning of Rule 164(h)(2), and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
     (3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (4) Independent Accountants. The accountants who certified the historical financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (5) Financial Statements. The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and fairly present in all material respects the financial condition, results of operations, cash flows and partners’ capital/net parent equity, as applicable, of the Partnership, General Partner or the acquired business at the dates and for the periods specified and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

     (6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, considered as one enterprise (a “Material Adverse Effect”).
     (7) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of formation and has full partnership or limited liability company power and authority necessary to own, lease and operate its properties that it owns, leases or operates and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement (to the extent applicable), in each case in all material respects as described in this Agreement. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each other jurisdiction in which such qualification is required for the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.
     (8) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (9) Ownership of GP LLC, EXH GP LP LLC and EXH MLP LP LLC. Exterran Energy Solutions, L.P., a Delaware limited partnership (“Exterran Energy”), owns all of the issued and outstanding membership interests of GP LLC, EXH GP LP LLC, a Delaware limited liability company (“EXH GP”), and the Selling Unitholder; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of GP LLC (the “GP LLC Agreement”), EXH GP and the Selling Unitholder and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Exterran Energy owns such membership interests free and clear of all Liens other than those arising under that certain Senior Secured Credit Agreement, dated as of August 20, 2007, among the Parent and Exterran Canada, Limited Partnership, and the administrative agents, lenders and other agents party thereto (the “EXH Credit Agreement”).

     (10) Ownership of General Partner Interests in the General Partner. GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”); and GP LLC owns such general partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.
     (11) Ownership of the Limited Partner Interests in the General Partner. EXH GP owns a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and EXH GP owns such limited partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.
     (12) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.995% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or the Partnership Agreement).
     (13) Ownership of the Sponsor Units and the Incentive Distribution Rights. The Selling Unitholder owns 18,956,107 Common Units and 4,743,750 Subordinated Units (collectively, the “Sponsor Units”) and the General Partner owns all the Incentive Distribution Rights (as defined in the Partnership Agreement). The Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Selling Unitholder owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or the Partnership Agreement) other than, in the case of the Selling Unitholder’s ownership of the Sponsor Units, those arising under the EXH Credit Agreement.
     (14) Ownership of EXLP Operating. The Partnership owns all of the issued and outstanding membership interests of EXLP Operating; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Operating (the “EXLP Operating Agreement”) and are fully paid (to the extent required by the EXLP Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than those arising under that certain Senior Secured Credit Agreement, dated as of October 26, 2006, among EXLP Operating (formerly known as UC Operating Partnership, L.P.), the Partnership (formerly known as Universal Compression Partners, L.P.), Wachovia Bank, National Association, as administrative agent, Deutsche Bank Trust Company Americas, as syndication agent, Fortis Capital Corp. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders party thereto, as amended (the “EXLP Credit Agreement”).
     (15) Ownership of EXLP Leasing and EXLP ABS. EXLP Operating owns all of the issued and outstanding membership interests of EXLP Leasing and EXLP ABS; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of EXLP Leasing (the “EXLP Leasing Agreement”) and EXLP ABS (the “EXLP ABS Agreement”) and are fully paid (to the extent required by such limited liability agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EXLP Operating owns such membership interests free and clear of all Liens other than those arising under the EXLP Credit Agreement.
     (16) Ownership of EXLP ABS Leasing. EXLP ABS owns all of the issued and outstanding membership interests of EXLP ABS Leasing; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP ABS Leasing (the “EXLP ABS Leasing Agreement”) and are fully paid (to the extent required by the EXLP ABS Leasing Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EXLP ABS owns such membership interests free and clear of all Liens.
     (17) No Other Subsidiaries. Other than (i) GP LLC’s 0.001% general partner interest in the General Partner, (ii) the General Partner’s 1.995% general partner interest in the Partnership, (iii) the General Partner’s ownership of all of the Incentive Distribution Rights, (iv) the Partnership’s ownership of all of the issued and outstanding membership interests in EXLP Operating, (v) EXLP Operating’s ownership of all of the issued and outstanding membership interests in EXLP Leasing and EXLP ABS, and (vi) EXLP ABS’ ownership of all of the issued and outstanding membership interests in EXLP ABS Leasing, no Partnership Entity owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (18) Capitalization. The issued and outstanding limited partner interests and general partner interests of the Partnership consist of 27,347,695 Common Units, 4,743,750 Subordinated Units, the Incentive Distribution Rights and 653,318 General Partner Units.
     (19) No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, the General Disclosure Package or the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the

Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.
     (20) Authorization and Description of Common Units. All of the outstanding Common Units, including the Units to be purchased by the Underwriters from the Selling Unitholder, have been duly authorized and are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); the Common Units conform in all material respects to all statements relating thereto contained in the Prospectus; no holder of the Units will be subject to personal liability by reason of being such a holder; and the offer and sale of the Units is not subject to the preemptive or other similar rights of any holder of Units of the Partnership.
     (21) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
     (22) Authorization, Execution, Delivery and Enforceability of Certain Agreements. The GP LLC Agreement, the GP Partnership Agreement, the Partnership Agreement, the EXLP Operating Agreement, the EXLP Leasing Agreement, the EXLP ABS Agreement and the EXLP ABS Leasing Agreement have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (23) No Conflicts. None of the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement, (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or

(iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the EXH Credit Agreement or the EXLP Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.
     (24) No Violations. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body, domestic or foreign, having jurisdiction over any of the Partnership Parties or any of their properties or assets is required in connection with the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement and (iv) as disclosed in the General Disclosure Package.
     (25) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.
     (26) Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent which would result in a Material Adverse Effect.
     (27) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Parties, threatened, against or affecting the Partnership Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would have a material adverse effect on the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

     (28) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.
     (29) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities.
     (30) Absence of Manipulation. Neither the Partnership Entities nor any affiliate of the Partnership Entities have taken, nor will the Partnership Entities or any affiliate take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (31) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (32) Title to Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, the Partnership Entities have good title to all properties owned by them, in each case, free and clear of all Liens except (i) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) any Liens arising under the EXH Credit Agreement or the EXLP Credit Agreement or (iii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities.

     (33) Investment Company Act. The Partnership Entities are not required, and upon the sale of the Units as herein contemplated will not be required, to register as an “investment company” under the 1940 Act.
     (34) Exchange Listing. The Units have been listed on the NASDAQ Global Select Market.
     (35) Environmental Laws. Each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received, either directly or indirectly, all permits required of them under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.
     (36) Accounting Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.
     (37) Compliance with the Sarbanes-Oxley Act. The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent audited financial statements of the Partnership included in the Prospectus, the Partnership does not have any material weaknesses in internal controls, and since the date of the most recent audited financial statements of the Partnership included in the Prospectus, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls. The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.
     (38) Payment of Taxes. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.
     (39) Insurance. The Partnership Entities are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that the Parent or its affiliates will not be able (i) to renew such existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Change.
     (40) Statistical and Market-Related Data. Any statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate, and all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
     (41) FINRA Matters. The Partnership was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992. The Partnership has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act for a period of at least 36 calendar months immediately preceding the filing of the Registration Statement and the date hereof, and the Partnership has filed in a timely manner all reports required to be filed under the 1934 Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement and the date hereof. As of the date hereof, the aggregate market value of the Common Units held by non-affiliates of the Partnership was $150,000,000 or more; provided, that, such market value is computed using the price at which the Common Units were last sold, or the average of the bid and asked prices of such Common Units, as of a date with 60 days prior to the date hereof.

     (42) Domestic Operations. The operations of the Partnership and each of its Subsidiaries are, and at all times have been, conducted within the United States of America. The Partnership and its Subsidiaries have no foreign operations.
     (43) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.
     (b) Representations and Warranties by the Parent and the Selling Unitholder. The Parent and the Selling Unitholder each represent and warrant, jointly and severally, to each Underwriter as of the date hereof and agree with each Underwriter, as follows:
     (1) Accurate Disclosure. All written information relating to the Parent and the Selling Unitholder furnished or confirmed by or on behalf of the Parent or the Selling Unitholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package is and will be true, complete and correct; and neither the Parent nor the Selling Unitholder is prompted to sell (or cause to be sold) the Units under this Agreement by any information concerning the Partnership Entities which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (2) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Parent and the Selling Unitholder.
     (3) Good Standing. The Parent and the Selling Unitholder have been duly organized or formed, as applicable, and are validly existing and in good standing under the laws of the jurisdiction of their respective organization or formation, as applicable.
     (4) Power and Authority. The Parent and the Selling Unitholder have full right, power and authority to execute, deliver and perform their obligations under this Agreement and, in the case of the Selling Unitholder, to sell, transfer and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the General Disclosure Package and the Prospectus. On the Closing Date and the Option Closing Date (if any), all corporate and company action required to be taken by the Parent and the Selling Unitholder or any of their respective stockholders for the sale and delivery of the Units, the execution and delivery by the Parent and the Selling Unitholder of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken.

     (5) Non-Contravention. The execution, delivery and performance of this Agreement by the Parent and the Selling Unitholder and the and the consummation of the transactions contemplated by this Agreement (including the sale and delivery of the Units), do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any Lien upon any of the Units to be sold by the Selling Unitholder under this Agreement or any other property or assets of the Parent or the Selling Unitholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which the Parent or the Selling Unitholder is a party or by which the Parent or the Selling Unitholder is bound or to which any of the property or assets of the Parent or the Selling Unitholder is subject, (ii) conflict with any of the provisions of the Organizational Documents of the Parent or the Selling Unitholder or (iii) violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Parent or the Selling Unitholder or any of their respective properties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (i) and (iii), would, individually or in the aggregate, have a material adverse effect on the Parent or the Selling Unitholder or materially impair the ability of the Parent or the Selling Unitholder to consummate the transactions contemplated by this Agreement.
     (6) Good and Marketable Title. The Selling Unitholder, an indirect wholly owned subsidiary of the Parent, is the sole legal, record and beneficial owner of the Units to be sold by the Selling Unitholder under this Agreement and will remain the sole legal, record and beneficial owner of such Units until the delivery of such Units to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Units are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement and Liens arising under the EXH Credit Agreement (which Liens arising under the EXH Credit Agreement will be released upon delivery of such Units to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be), upon payment of the consideration for the Units to be sold by the Selling Unitholder as provided in this Agreement, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee and the crediting of such Units to the security account or accounts of the Underwriters maintained with DTC, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”)) with respect to such Units, each of the Underwriters will acquire a “security entitlement” (under UCC Section 8-501) to the Units purchased by such Underwriter from the Selling Unitholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) to such Units may be successfully asserted against such Underwriter with respect to such Units. For purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (A) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (7) Absence of Manipulation. The Parent and the Selling Unitholder have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (8) No Violation. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Parent or the Selling Unitholder or any of its properties or assets is required in connection with the execution, delivery and performance of this Agreement by the Parent or the Selling Unitholder or the consummation of any other transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Parent and (iv) as disclosed in the General Disclosure Package.
     (c) Certificates. Any certificate signed by or on behalf of any Partnership Party and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Partnership Party to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of the Parent and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Parent to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Unitholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Selling Unitholder to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Unitholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Unitholder, at the price of $20.71 per Common Unit (the “Purchase Price”), the number of Initial Units set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units. The price at which the Units shall initially be offered to the public is $21.60 per Common Unit.

     (b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Parent and the Selling Unitholder hereby grant an option to the Underwriters, severally and not jointly, to purchase up to 690,000 Common Units at a price per share equal to the Purchase Price referred to in Section 2(a) above. The option hereby granted may be exercised up to 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Representatives to the Partnership and the Parent setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Units, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Latham & Watkins LLP, 717 Texas Avenue, Suite 1600, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives, the Partnership and the Parent, at 9:00 A.M. (Eastern time) on September 13, 2010 (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Partnership and the Parent (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Partnership and the Parent, on each Option Closing Date as specified in the notice from the Representatives to the Partnership and the Parent.
     Payment shall be made to the Parent on behalf of the Selling Unitholder by wire transfer of immediately available funds to a single bank account designated by the Parent against delivery to the Representatives for the respective accounts of the Underwriters of the Units to be purchased by them. The Parent shall cause the Selling Unitholder to deliver the Initial Units and the Option Units, if any, through the facilities of the DTC. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     SECTION 3. Covenants of the Partnership Parties. Each Partnership Party, jointly and severally, covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives promptly, (i) when the Registration Statement or any post-effective amendment to the Registration Statement or new registration statement relating to the Units shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement (including, without limitation, any request for any amendment or supplement to the documents incorporated or deemed to be incorporated by reference therein) or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will use commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably practicable.
     (b) Filing of Amendments. The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Units or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date (or Option Closing Date, if any) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.
     (d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise). The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.
     (e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Partnership will use commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable and the Partnership will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Units or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and, if required in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly file such Issuer Free Writing Prospectus with the Commission. The Partnership will retain, in accordance with the 1933 Act and the 1933 Act Regulations, all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the 1933 Act and the 1933 Act Regulations.

     (f) Blue Sky Qualifications. The Partnership will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Units have been so qualified, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
     (g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Restriction on Sale of Units. During the Lock-Up Period, the Partnership Parties will not, without the prior written consent of Wells Fargo, directly or indirectly:
     (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations with respect to, Common Units or any securities convertible into or exercisable or exchangeable for Common Units,
     (2) file or cause the filing of any registration statement under the 1933 Act with respect to Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than registration statements on Form S-8 to register Common Units or options to purchase Common Units pursuant to unit option plans and unit incentive plans described in clause (ii) of the next paragraph),
     (3) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or
     (4) publicly announce an intention to effect any transaction specified in clause (1) through (3) above, whether any transaction described in clause (1) or (3) above is to be settled by delivery of Common Units, other securities, in cash or otherwise. Moreover, if: (i) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the

16-day period beginning on the last day of the Lock-Up Period, then in each case, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(i) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.
     Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Wells Fargo, (i) issue Common Units, phantom units and options to purchase Common Units, pursuant to unit option plans and unit incentive plans as those plans are in effect on the date of this Agreement, and (ii) issue Common Units upon the exercise of unit options or the vesting of phantom units outstanding on the date of this Agreement or issued after the date of this Agreement under unit option plans referred to in clause (i) above, as those unit options, phantom units and plans are in effect on the date of this Agreement.
     (i) Reporting Requirements. The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (j) Preparation of Prospectus. Promptly following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare a prospectus containing the Rule 430B Information and other selling terms of the Units, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership Parties may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), copies of the prospectus.
     SECTION 4. Covenants of the Parent and the Selling Unitholder. The Selling Unitholder and the Parent covenant with each Underwriter as follows:
     (a) Restriction on Sale of Units. During the Lock-Up Period, the Selling Unitholder and the Parent will not, without the prior written consent of Wells Fargo, directly or indirectly:
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than the Units), whether now owned or hereafter acquired by the Selling Unitholder or the Parent or with respect to which the Selling Unitholder or the Parent has or hereafter acquires the power of disposition,
     (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or
     (iii) publicly announce an intention to effect any transaction specified in clause (i) and (ii) above, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other securities, in cash or otherwise. Moreover, if: (1) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case, the Lock-Up Period shall be extended and the restrictions imposed by this Section 4(a) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.
     The Parent further agrees that (i) the Parent will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the 1933 Act of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (ii) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the Parent, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).
     (b) Free Writing Prospectus. Not to use or refer to, or permit any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) to use or refer to, any “free writing prospectus” (as defined in Rule 405) relating to the Units.
     (c) Form W-9. To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9 or other applicable form.
     SECTION 5. Payment of Expenses.
     (a) Expenses. The Partnership will pay all expenses incident to the performance of the obligations of the Partnership Parties, the Parent and the Selling Unitholder under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership Parties, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of the transfer agent and registrar for the Units, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Units, and (ix) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Partnership Parties or the Partnership Parties’ accountants or counsel (including any local counsel).
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(1) or Section 10(a)(5) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties, the Parent and the Selling Unitholder contained in this Agreement or in certificates of any officer of any Partnership Party, the Parent or Selling Unitholder delivered pursuant to the provisions hereof, to the performance by the Partnership Parties, the Parent and the Selling Unitholder of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of any Partnership Party, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Partnership shall have provided evidence satisfactory to the Representatives of such timely filing.
     (b) Opinion of Counsel for the Partnership Parties. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of (i) Vinson & Elkins L.L.P., counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-1 hereto and to such further effect as counsel to the Underwriters may reasonably request and (ii) Donald C. Wayne, general counsel of GP LLC, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for the Parent and the Selling Unitholder. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of (i) Baker Botts L.L.P., counsel for the Parent and the Selling Unitholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-2 hereto and to such further effect as counsel to the Underwriters may reasonably request and (ii) Donald C. Wayne, general counsel for the Parent and the Selling Unitholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (d) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.
     (e) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any Partnership Entity, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or any Vice President of GP LLC and of the Chief Financial Officer of GP LLC, dated as of Closing Date, to the effect that (1) there has been no such material adverse change, (2) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (3) each Partnership Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (4) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.
     (f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership Parties contained in the Registration Statement or the Prospectus.

     (g) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
     (h) Lock-up Agreements. Prior to the execution of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.
     (i) Certificate of Parent and Selling Unitholder. At the Closing Date, the Representatives shall have received a certificate signed by the Parent and the Selling Unitholder, dated as of the Closing Date, to the effect that (1) the representations and warranties of the Parent and the Selling Unitholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Parent and the Selling Unitholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.
     (j) Tax Forms. Prior to the Closing Date, the Representatives shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form) from the Parent and Exterran Energy.
     (k) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Units shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:
     (1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 6(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (2) Opinion of Counsel for the Partnership Parties. The favorable opinion of (i) Vinson & Elkins L.L.P., in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(b)(i) hereof and (ii) Donald C. Wayne, general counsel of GP LLC, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(b)(ii) hereof.
     (3) Opinion of Counsel for the Parent and the Selling Unitholder. The favorable opinion of (i) Baker Botts L.L.P., in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c)(i) hereof and (ii) Donald C. Wayne, general counsel for the Parent, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c)(ii) hereof.
     (4) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.
     (5) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.
     (6) Certificate of the Parent and the Selling Unitholder. A certificate, dated such Option Closing Date, signed by the Parent and the Selling Unitholder, to the effect set forth in Section 6(i) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (l) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Partnership Parties, the Parent and the Selling Unitholder in connection with the issuance and sale of the Units as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (m) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Units, may be terminated by the Representatives by notice to the Partnership Parties, the Parent and the Selling Unitholder at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Section 1, Section 7, Section 8 and Section 9 hereof shall survive any such termination and remain in full force and effect.
     SECTION 7. Indemnification.
     (a) Indemnification by the Partnership Parties. Each Partnership Party agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any

Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each affiliate of any Underwriter within the meaning of Rule 405 who has participated in the distribution of the Units as underwriters as follows:
     (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Partnership; and
     (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Wells Fargo expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing). The Underwriters severally confirm and the Partnership Parties, the Parent and the Selling Unitholder acknowledge and agree that the table of the names of, and the number of Firm Units to be purchased by, each of the Underwriters, the public offering price and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the paragraph relating to price stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

     (b) Indemnification by the Parent and the Selling Unitholder. The Parent and the Selling Unitholder each agree, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Partnership Parties, their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in clause (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Parent or the Selling Unitholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), which information is limited to the information set forth in the Prospectus under the caption “Selling Unitholder.” The liability of the Selling Unitholder under the indemnity agreement contained in this clause (b) of this Section 7 shall be limited to an amount equal to the total net proceeds received by the Parent on behalf of the Selling Unitholder from the sale of the Units under the Agreement.
     (c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the Parent and the Selling Unitholder, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Partnership Parties, the Parent or the Selling Unitholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in clause (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Wells Fargo expressly for use therein. The Underwriters severally confirm and the Partnership Parties, the Parent and the Selling Unitholder acknowledge and agree that the table of the names of, and the number of Firm Units to be purchased by, each of the Underwriters, the public offering price and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the paragraph relating to price stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each affiliate of any Underwriter shall be selected by the Representatives, counsel to the Parent and the Selling Unitholder shall be selected by the Parent; and, counsel to the Partnership Parties, their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by GP LLC. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Parent and the Selling Unitholder, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership Parties, their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(1) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 7 and in Section 8 hereof shall not affect any agreements among the Partnership Parties, the Parent and the Selling Unitholder with respect to indemnification of each other or contribution between themselves.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (1) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, the Parent and the Selling Unitholder on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (2) if the allocation provided by clause (1) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of the Partnership Parties, the Parent and the Selling Unitholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Partnership Parties, the Parent, and the Selling Unitholder on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Parent, the Selling Unitholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on such cover.
     The relative fault of the Partnership Parties, the Parent and the Selling Unitholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties, the Parent and the Selling Unitholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Partnership Parties, the Parent and the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of the Underwriter shall have the same rights to contribution as such Underwriter; each director of any Partnership Party, each officer of any Partnership Party who signed the Registration Statement, each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties; and each person, if any, who controls the Parent or the Selling Unitholder, respectively, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Parent and the Selling Unitholder, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Units set forth opposite their respective names in Exhibit A hereto and not joint.
     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Partnership Parties, the Parent and the Selling Unitholder and all agreements of the Underwriters contained in this Agreement or in certificates of officers of any Partnership Entity, the Parent or the Selling Unitholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of any Partnership Entity, or by or on behalf of the Parent or the Selling Unitholder, and shall survive delivery of the Units to the Underwriters.
     SECTION 10. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership Parties and the Parent, at any time on or prior to the Closing Date (and, if any Option Units are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Units, by notice to the Partnership Parties and the Parent, at any time on or prior to such Option Closing Date) (1) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (3) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or if trading generally on the NYSE Amex Equities or the NYSE or in the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (4) if a banking moratorium has been declared by either Federal or New York authorities or (5) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act as in effect on July 20, 2010) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership has been placed on negative outlook.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 7, Section 8 and Section 9 hereof shall survive such termination and remain in full force and effect.
     SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date (if any) to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Selling Unitholder to sell the Option Units that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Unitholder to sell the relevant Option Units, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention Office of the General Counsel, 4 World Financial Center, New York, New York 10080; notices to the Partnership Parties shall be directed to it at 16666 Northchase Drive, Houston, Texas, Attention: Donald C. Wayne, Senior Vice President and General Counsel; and notices to the Parent and the Selling Unitholder shall be directed to it at 16666 Northchase Drive, Houston, Texas, Attention: Donald C. Wayne, Senior Vice President, General Counsel and Secretary.
     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties, the Parent and the Selling Unitholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership Parties, the Parent and the Selling Unitholder and their respective successors and the controlling persons and officers and directors referred to in Section 7 and Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership Parties, the Parent and the Selling Unitholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means 8:00 a.m. (New York time) on September 8, 2010 or such other time as agreed by the Partnership Parties, the Parent and Wells Fargo.
     “Commission” means the Securities and Exchange Commission.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the 1933 Act in accordance with the 1933 Act Regulations;
     “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     “FINRA” means the Financial Industry Regulatory Authority.
     “GAAP” means generally accepted accounting principles in the United States.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     “Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement.
     “NYSE” means the New York Stock Exchange.
     “OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

     “Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of partnership or similar organizational document and its partnership agreement; and (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.
     “preliminary prospectus” means any prospectus used in connection with the offering of the Units that omitted the Rule 430B Information.
     “Registration Statement” means, except where the context otherwise requires, the Partnership’s registration statement on Form S-3 (Registration No. 333-164258), as amended as of the Effective Date, including (i) the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of such registration statement at the Applicable Time.
     “Rule 158,” “Rule 164,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the 1933 Act.
     “Rule 430B Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B. All references herein to the Registration Statement as of any date shall include all Rule 430B information as of such date.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Statutory Prospectus” as of any time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus (including any prospectus supplement) deemed to be a part thereof.
     “1933 Act” means the Securities Act of 1933, as amended.
     “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.
     “1940 Act” means the Investment Company Act of 1940, as amended.

     All references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     SECTION 17. Permitted Free Writing Prospectuses. Each of the Partnership Parties, the Parent, and the Selling Unitholder, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of Wells Fargo, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Partnership Parties and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Parent or the Selling Unitholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by Wells Fargo or by the Partnership Parties and Wells Fargo, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Partnership Parties, the Parent and the Selling Unitholder, severally and not jointly, represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 16 shall restrict the Partnership from making any filings required under the 1934 Act or 1934 Act Regulations.
     SECTION 18. Absence of Fiduciary Relationship. Each of the Partnership Parties, the Parent and the Selling Unitholder, severally and not jointly, acknowledges and agrees that:
     (a) Each of the Underwriters is acting solely as an underwriter in connection with the sale of the Units and no fiduciary, advisory or agency relationship between the Partnership Parties, the Parent or the Selling Unitholder, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters have advised or is advising the Partnership Parties, the Parent or the Selling Unitholder on other matters;

     (b) the public offering price of the Units and the price to be paid by the Underwriters for the Units set forth in this Agreement were established by the Partnership Parties, the Parent and the Selling Unitholder following discussions and arms-length negotiations with the Representatives;
     (c) it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Partnership Parties, the Parent and the Selling Unitholder and that none of the Underwriters has any obligation to disclose such interests and transactions to the Partnership Parties, the Parent or the Selling Unitholder by virtue of any fiduciary, advisory or agency relationship; and
     (e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership Parties, including members, partners, employees or creditors of the Partnership Parties.
[Signature Pages Follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Partnership Parties, the Parent and the Selling Unitholder in accordance with its terms.

Very truly yours, EXTERRAN PARTNERS, L.P.
By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC, its general partner

By:	/s/ Michael J. Aaronson
	Name:	Michael J. Aaronson
	Title:	Vice President and Chief Financial Officer

EXTERRAN GENERAL PARTNER, L.P.
By:	Exterran GP LLC, its general partner

By:	/s/ Michael J. Aaronson
	Name:	Michael J. Aaronson
	Title:	Vice President and Chief Financial Officer

EXTERRAN GP LLC
By:	/s/ Michael J. Aaronson
	Name:	Michael J. Aaronson
	Title:	Vice President and Chief Financial Officer
[Signature Page to Underwriting Agreement]

EXTERRAN HOLDINGS, INC.
By:	/s/ J. Michael Anderson
	Name:	J. Michael Anderson
	Title:	Senior Vice President and Chief Financial Officer

EXH MLP LP LLC
By:	/s/ Mary S. Stawikey
	Name:	Mary S. Stawikey
	Title:	Manager
[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first
above written:
WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

WELLS FARGO SECURITIES, LLC

By Name:	/s/ David Herman David Herman
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By Name:	/s/ Karl F. Schlopy Karl F. Schlopy
Title:	Managing Director

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.
[Signature Page to Underwriting Agreement]

EXHIBIT A
UNDERWRITERS

Number of
Initial
Name of Underwriter	Units
Wells Fargo Securities, LLC	1,012,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,012,000
Barclays Capital Inc.	736,000
Credit Suisse Securities (USA) LLC	736,000
J.P. Morgan Securities LLC	736,000
Raymond James & Associates, Inc.	368,000

Total	4,600,000

A-1

EXHIBIT B
PRICE-RELATED INFORMATION
Issue price: $21.60 per Common Unit
Common Units offered: 4,600,000

B-1

EXHIBIT C
LIST OF PERSONS SUBJECT TO LOCK-UP
Ernie L. Danner
Michael J. Aaronson
J. Michael Anderson
D. Bradley Childers
Daniel K. Schlanger
Donald C. Wayne
Kenneth R. Bickett
James G. Crump
G. Stephen Finley
Edmund P. Segner, III
David S. Miller

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EXHIBIT D
FORM OF LOCK-UP AGREEMENT
EXTERRAN PARTNERS, L.P.
Public Offering of Common Units
Dated as of September 8, 2010
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
     This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Exterran Holdings, Inc., a Delaware corporation, Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), Exterran General Partner, L.P., a Delaware limited partnership, Exterran GP, LLC, a Delaware limited liability company (“GP LLC”), Wells Fargo Securities, LLC (“Wells Fargo”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”), relating to a proposed underwritten public offering of common units (the “Common Units”) representing limited partner interests in the Partnership.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of GP LLC, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 45th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or
(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other securities, in cash or otherwise. Moreover, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case, the Lock-up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.
     Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution; provided, however, that for any transfer described above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be. For purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister of the undersigned.
     The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (ii) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).
     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.
[Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E-1
FORM OF OPINION OF PARTNERSHIP COUNSEL
1.	Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware and has full limited partnership or limited liability company power and authority, as applicable, necessary to own, lease and operate its properties and assets, to conduct its business as described in the Prospectus and to enter into and perform their obligations to be completed on or prior to the Closing Date or Option Closing Date (if any) under the Agreement (to the extent applicable), in each case in all material respects as described in the Agreement. Each of the Partnership Parties is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A to this opinion.

2.	The General Partner has all partnership power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus. GP LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.	GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the EXH Credit Agreement.

4.	The General Partner is the sole general partner of the Partnership with a 1.995% general partner interest in the Partnership and owns all the Incentive Distribution Rights of the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

5.	To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for

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or relating to the registration of any Units or other securities of the Partnership other than as described in the Registration Statement, as set forth in the Partnership Agreement or as have been waived.

6.	The Units to be purchased by the Underwriters from the Selling Unitholder have been duly authorized and are validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act).

7.	The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership Parties.

8.	The Partnership Agreement has been duly authorized, executed and delivered by the Partnership Parties that are parties thereto and is a valid and legally binding agreement of the Partnership Parties that are parties thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described above, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

9.	None of (i) the offering, issuance or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of the Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by the Agreement (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Material Agreement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law or any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties (other than Liens created pursuant to the EXH Credit Agreement or the EXLP Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Parties to consummate the transactions provided for in the Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

10.	No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, Texas law or federal law is required in connection with the execution, delivery and performance of the Agreement by the

E-1-2

Partnership Parties or the consummation of the transactions contemplated by the Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) as disclosed in the General Disclosure Package.

11.	The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the offer and sale of the Units (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

12.	The Registration Statement, as of its effective date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and the date hereof, appear on their face to comply in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or Prospectus.

13.	The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions” and “Description of Common Units,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), constitute accurate summaries of the terms of such Common Units in all material respects.

14.	The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions” and “Investment in Exterran Partners, L.P. by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

15.	The opinion of such counsel that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K on September 8, 2010 and incorporated by reference in the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

16.	The Partnership, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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17.	To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required.
     In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Agreement, certificates of responsible officers of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the Partnership Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to such counsel), (v) assume that all parties to the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
(A)	the Registration Statement, as of the effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)	the Prospectus, as of its issue date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

E-1-4

(C)	the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that in each case such counsel need express no opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the independent public accountants’ reports thereon or (ii) the other financial data contained in or omitted from the Registration Statement, the Prospectus or the General Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement. In addition, with respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

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EXHIBIT E-2
FORM OF OPINION OF SELLING UNITHOLDER COUNSEL
1.	The Agreement has been duly authorized, executed and delivered by the Parent and the Selling Unitholder.

2.	The Parent and the Selling Unitholder have been duly organized and are validly existing and in good standing under the laws of the jurisdiction of its organization.

3.	The Parent and the Selling Unitholder have full right, power and authority to execute, deliver and perform its obligations under the Agreement and the Selling Unitholder has full right, power and authority to sell, transfer and deliver the Units under the Agreement. All corporate and company action required to be taken by the Parent and the Selling Unitholder or any of its stockholders for the sale, transfer and delivery of the Units and the execution, delivery and performance of the Agreement has been validly taken.

4.	The execution, delivery and performance of the Agreement by the Parent and the Selling Unitholder and the consummation of the transactions contemplated by the Agreement (including the sale and delivery of the Units) do not and will not (i) whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any Lien upon any of the Units to be sold by the Selling Unitholder under the Agreement or any other property or assets of the Parent or the Selling Unitholder pursuant to, any agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Selling Unitholder is a party, (ii) conflict with the provisions of the Organizational Documents of the Parent or the Selling Unitholder or (iii) violate the Delaware General Corporation Law, the Delaware LP Act or any federal statute, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (i) and (iii), would, individually or in the aggregate, materially impair the ability of the Parent or the Selling Unitholder to consummate the transactions contemplated by this Agreement.

5.	The Selling Unitholder, an indirect wholly owned subsidiary of the Parent, is the sole registered owner of the Units to be sold by the Selling Unitholder under the Agreement, free and clear of any Liens (except restrictions on transferability contained in the Partnership Agreement or created or arising under the Delaware LP Act or arising under the EXH Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Selling Unitholder as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation; and, upon payment of the consideration for the Units as provided in the Agreement, delivery of such Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Units in the name of Cede or such other nominee and the crediting of such Units to the security account or accounts of the Underwriters maintained with the DTC then, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code

E-2-1

of the State of New York (the “UCC”)) with respect to such Units, each of the Underwriters will acquire a “security entitlement” (under UCC Section 8-501)) with respect to the Units purchased by such Underwriter from the Selling Unitholder and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be successfully asserted against such Underwriter with respect to such Units.

6.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under the Delaware General Corporation Law, the Delaware LP Act or any federal statute is necessary or required for the execution or delivery by the Parent or the Selling Unitholder of, or the performance by the Parent or the Selling Unitholder of its obligations under, the Agreement, for the sale and delivery by the Selling Unitholder of the Units under the Agreement or for the consummation by the Parent or the Selling Unitholder of the other transactions contemplated by the Agreement, except (i) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) those that have been obtained or made, (iii) those that, if not obtained, would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the Parent’s or the Selling Unitholder’s ability to consummate the transactions contemplated by this Agreement and (iv) as disclosed in the General Disclosure Package.
     In rendering such opinion, such counsel may assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and shall state that such opinion covers matters arising under the laws of the States of New York, the Delaware General Corporation Law, the Delaware LLC Act, and the federal laws of the United States of America. In rendering such opinion, counsel to the Parent and the Selling Unitholder may rely, as to matters of fact but not as to legal conclusions, to the extent they deem proper, on certificates of responsible officers of the Parent and the Selling Unitholder and information obtained from public officials. In addition, such counsel may state that (i) they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject and (ii) with respect to the opinion expressed in clause (i) of paragraph 5 above, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming the Parent or the Selling Unitholder as debtor.

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EXHIBIT E-3
FORM OF OPINION OF PARTNERSHIP GENERAL COUNSEL
The issued and outstanding limited partner interests and general partner interests of the Partnership consist of 27,347,695 Common Units, 4,743,750 Subordinated Units, the Incentive Distribution Rights and 653,318 General Partner Units

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EXHIBIT E-4
FORM OF OPINION OF THE PARENT AND SELLING STOCKHOLDER GENERAL
COUNSEL
1.	The Units to be sold by the Selling Unitholder are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Units other than pursuant to the Agreement.

2.	The execution, delivery and performance of the Agreement by the Parent and the Selling Unitholder and the consummation of the transactions contemplated by the Agreement (including the sale and delivery of the Units) do not and will not conflict with any judgment, order, writ or decree.

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EXHIBIT F
ISSUER GENERAL USE FREE WRITING PROSPECTUS
     None.

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